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                                                                    EXHIBIT 10.4
                               ADVISORY AGREEMENT

                  ADVISORY AGREEMENT ("Agreement"), dated July 2, 1997, by and between Key Equity Capital Corporation ("KECC"), and Glasstech Sub Co., a Delaware corporation (the "Company").

                                   BACKGROUND

                  The Company desires to receive general financial and other business advisory services from KECC, and thereby obtain the benefit of the experience of KECC in business and financial matters generally and its knowledge of the Company and the Company's financial affairs in particular. KECC is willing to provide general financial and other business advisory services to the Company. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate KECC for such services.

                  NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, KECC and the Company hereby agree as follows:

                                      TERMS

1. ENGAGEMENT. The Company hereby engages KECC as a general financial and business advisor, and KECC hereby agrees to provide only general financial and business advisory


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         services to the Company, all on the terms and subject to the conditions set forth below. This Agreement shall be effective as of the date the Company merges (the "Merger") with and into Glasstech, Inc., a Delaware corporation (the "Effective Date"). This Agreement shall survive the Merger and shall be binding upon Glasstech, Inc. in all respects after the consummation of the Merger. All references in this Agreement to the Company shall mean and include Glasstech Sub Co. and Glasstech, Inc., after the consummation of the Merger.

2.       SERVICES OF KECC.

         (a) KECC hereby agrees during the term of this engagement to consult with the Company's board of directors (the "Board") and management of the Company and its subsidiaries in such manner and on such general business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to:

                             (i)      corporate strategy;

                            (ii)      budgeting of future corporate
                                      investments; and

                           (iii) acquisition and divestiture strategies. The parties hereto agree that the services to be provided hereunder shall include only general financial and other advisory services. In the event the Company

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                  requests extraordinary services (e.g., obtaining debt or
                  equity financing or coordinating or negotiating the consummation of acquisitions or divestitures), additional fees may be charged pursuant to arrangements to be mutually agreed upon by the Company and KECC.

         (b) The services provided pursuant to this Agreement are advisory only and the Company is free to accept or reject the advice rendered by officers or employees of KECC or its affiliates.

3.       COMPENSATION.

         (a) The Company agrees to pay to KECC as compensation for services to be rendered by KECC hereunder, a fee based upon the number of hours of service rendered by KECC at such rates as are in effect from time to time; provided that the fee for all services hereunder ("Advisory Fees") shall in no event exceed $200,000 for each calendar year. Payments shall be made quarterly in arrears on the last business day of March, June, September and December each year and any hours actually worked during a period which exceed the number of hours charged for such period shall be carried forward to future periods.


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         (b)      The parties hereto reasonably believe that services rendered pursuant to this Agreement will require payment of Advisory Fees averaging $50,000 per calendar quarter. Therefore, the Company many, in its sole discretion, choose to make estimated payments of $50,000 per calendar quarter.

4. EXPENSE REIMBURSEMENT. The Company shall promptly reimburse KECC for such reasonable travel expenses and other out-of-pocket fees and expenses as may be incurred by KECC, its directors, officers and employees in connection with the rendering of services hereunder. Such expenses shall be in addition to any Advisory Fees and shall not affect the maximum amount of Advisory Fees payable pursuant to paragraph 3 above.

5.       TERM.

         (a) This Agreement shall be in effect for an initial term commencing on the Effective Date and terminating on the tenth anniversary date of the Effective Date; provided, however, that this Agreement may be terminated upon 30 days notice at any time by the Company's Board of Directors, and further provided that this Agreement shall terminate on the first to occur of (i) the date of a Qualified Public Offering (as defined below), (ii) the date of the sale of all or substantially all of the

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                  assets of the Company or all of its material subsidiaries,
                  (iii) the date of the delivery by the Company to KECC of a notice of termination for Cause, or (iv) 30 days after the date of the delivery by KECC to the Company of a notice of termination for any reason, including any breach of this Agreement by the Company. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by KECC in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

         (b) "Cause" means (i) the conviction of KECC or any individual employed by KECC and providing consulting services hereunder on behalf of KECC (a "Consultant") of any crime involving dishonesty or moral turpitude or
                  (ii) the commission by any Consultant of any act which in any material respect undermines the integrity, reputation or financial viability of the Company (other than acts based upon the exercise of good faith business judgment), all as determined by a resolution of the Board.

          (c) "Affiliate" means, with respect to any person, any other person which, directly or indirectly, controls, is controlled by or under common control with, such

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                  person and includes any person that would be deemed to be an
                  "affiliate" or "associate" of such person as each term is defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities and Exchange Act of 1934, as amended.

         (d) "Qualified Public Offering" means the sale of shares of the Company's common stock by the Company in one or more public offerings pursuant to a registration statement (other than (i) a registration statement on Forms S-4 or S-8 or any successor forms or any other registration statement relating to a special offering to the Company's employees or then-existing security holders or (ii) a registration statement registering shares of the Company's common stock to be sold in an underwritten public offering of a combination of debt and the Company's common stock in which not more than 20% of the gross proceeds received from the sale of such securities is attributed to such common stock) filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, resulting in receipt by the Company of at least [$30,000,000] in aggregate gross proceeds' provided that at or about the time of such sale shares of the Company's common stock shall be listed for trading on the New York Stock Exchange or the American Stock Exchange, or shall be quoted on the

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                  National Association of Securities Dealers Automated
                  Quotations System.

6. INDEMNIFICATION. The Company agrees to indemnify and hold harmless KECC, its directors, officers and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

7. KECC AN INDEPENDENT CONTRACTOR. KECC and the Company agree that KECC shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither KECC nor its directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority under this Agreement to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

8. NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other

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         address as shall be given in writing by one party to the
         other):

         If to KECC:

                  Key Equity Capital Corporation
                  127 Public Square, 6th Floor
                  Cleveland, Ohio 44114-1306
                  Attention:  David Given

         If to the Company:

                  Glasstech, Inc.
                  Ampoint Industrial Park
                  995 Fourth Street
                  Perrysburg, Ohio 43551

9. ENTIRE AGREEMENT. This Agreement (a) contains the complete and entire understanding and agreement of KECC and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of KECC in connection with the subject matter hereof.

10. AMENDMENT. This Agreement may be amended only with the written consent of both KECC and the Company.

11. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

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12.      ASSIGNMENT.  Neither KECC nor the Company may assign its
         rights or obligations under this Agreement without the express written consent of the other.

13. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

                  IN WITNESS WHEREOF, KECC and the parties hereto have caused this Agreement to be duly executed and delivered on the date and year first above written.

                                        KEY EQUITY CAPITAL CORPORATION

                                        By: /s/ David P. Given

                                        Its: President

                                        GLASSTECH SUB CO.

                                        By: /s/ Mark D. Christman

                                        Its: President


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